Exhibit 99.2

Cara Therapeutics Announces Pricing of Its Public Offering of Common Stock

SHELTON, Conn., July 29, 2015 – Cara Therapeutics, Inc. (Nasdaq: CARA), a biopharmaceutical company focused on developing and commercializing new chemical entities designed to alleviate pain and pruritus by selectively targeting kappa opioid receptors, today announced the pricing of its underwritten public offering of 3,763,440 shares of its common stock at a public offering price of $18.60 per share. The gross proceeds from the offering, before deducting the underwriting discounts and commissions and offering expenses payable by Cara Therapeutics, are expected to be approximately $70 million. In addition, Cara Therapeutics granted the underwriters a 30-day option to purchase up to 564,516 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. All of the shares in the offering will be sold by Cara Therapeutics.

Stifel and Piper Jaffray & Co. are acting as joint book-running managers for the offering. Canaccord Genuity Inc., Needham & Company, LLC and Janney Montgomery Scott LLC are acting as co-managers.

The offering is being made only by means of a written prospectus forming part of a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, or by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com, or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at (800) 747-3924, or by email at prospectus@pjc.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cara Therapeutics

Cara Therapeutics is a clinical-stage biopharmaceutical company focused on developing and commercializing new chemical entities designed to alleviate pain and pruritus by selectively targeting kappa opioid receptors. Cara is developing a novel and proprietary class of product candidates that target the body’s peripheral nervous system and have demonstrated efficacy in patients with moderate-to-severe pain without inducing many of the undesirable side effects typically associated with currently available pain therapeutics.

Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements deal with future events and are based on Cara Therapeutics’ current expectations, they are subject to various risks and uncertainties, including, for example, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions in connection with the public offering. Additional risks and uncertainties relating to Cara Therapeutics are discussed in Cara Therapeutics’ filings with the SEC; including in the “Risk Factors” section of Cara Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 27, 2015 and subsequent filings with the SEC. Except as otherwise required by law, Cara Therapeutics disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

CORPORATE CONTACT:

Derek Chalmers, Ph.D., D.Sc.

President & CEO

Cara Therapeutics, Inc.

203-567-1500

MEDIA CONTACT:

Annie Starr

6 Degrees

973-415-8838

astarr@6degreespr.com

INVESTOR CONTACT:

Jesse Baumgartner

Stern Investor Relations, Inc.

212-362-1200

Jesse@sternir.com